Exhibit 99.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into this 21st day of October, 2004, by and among DANKA OFFICE IMAGING COMPANY and DANKA HOLDING COMPANY, each a Delaware corporation (each a “Borrower” and collectively, “Borrowers”), DANKA BUSINESS SYSTEMS PLC, a public limited company organized under the laws of England and Wales (individually and in its capacity as a guarantor, “PLC”), and FLEET CAPITAL CORPORATION, as collateral and administrative agent (together with its successors in such capacity, “Agent”) for various financial institutions party thereto from time to time (each a “Lender” and collectively, “Lenders”).

Recitals:

Borrowers, PLC, Agent and Lenders are parties to a certain Loan and Security Agreement dated July 1, 2003, as amended by that certain letter amendment dated December 17, 2003 (as at any time amended, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain revolving credit loans to Borrowers.

The parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) By deleting Section 5.1 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

5.1 Term of Commitments. Subject to each Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 5.2 hereof, the Commitments shall be in effect for a period from the date hereof through the close of business on January 4, 2008 (the ”Term”).

(b) By adding the following new Section 9.2.22 to the Loan Agreement immediately following Section 9.2.21 thereto:

9.2.22. Operating Account. Cause or permit collected cash held in the Borrowers’ operating account maintained at Bank to be less than $5,000,000 for more than two Business Days during any calendar quarter.

(c) By deleting the pricing grid provided in the definition of “Applicable Margin” contained in Appendix A to the Loan Agreement, and by substituting in lieu thereof the following:

Pricing Level	Average Adjusted Availability	Applicable Margin for Revolver Loans that are LIBOR Loans	Applicable Margin for Revolver Loans that are Base Rate Loans	Applicable Margin for Unused Line Fee
1	Less than $20,000,000	3.00%	1.00%	0.375%
2	Greater than or equal to $20,000,000 but less than or equal to $30,000,000	2.75%	0.75%	0.500%
3	Greater than $30,000,000 but less than $40,000,000	2.50%	0.50%	0.500%
4	Greater than or equal to $40,000,000	2.25%	0.25%	0.625%

(d) By deleting the definitions of “Borrowing Base,” “Minimum Availability Reserve” and “Receivables Formula Amount” contained in Appendix A to the Loan Agreement, and by substituting in lieu thereof the following:

Borrowing Base - on any date of determination thereof, an amount equal to the least of: (a) the aggregate amount of the Revolver Commitments on such date minus the LC Outstandings on such date, (b) an amount equal to (i) the sum of the Receivables Formula Amount plus the Inventory Formula Amount on such date plus 100% of the amount of Fleet Controlled Cash on such date minus (ii) the Availability Reserve on such date, or (c) the aggregate amount of Borrowers’ collections of Receivables which were deposited in the Payment Account during the immediately preceding month.

Minimum Availability Reserve - a reserve in the amount of $5,000,000.

Receivables Formula Amount - on any date of determination thereof, an amount equal to the lesser of (a) the Revolver Commitments on such date or (b) the sum of (i) 85% (or such lesser percentage as Agent may in its reasonable credit judgment determine from time to time) of the net amount of Eligible Receivables on such date plus (ii) the lesser of (A) 65% (or such lesser percentage as Agent may in its reasonable credit judgment determine from time to time) of the net amount of Eligible Unbilled Receivables on such date or (B) $8,000,000. As used herein, the phrase “net amount” of Eligible Receivables or Eligible Unbilled Receivables shall mean the face amount of such Receivables on any date less any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Receivable Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Receivables at such date.

(e) By deleting clauses (ii) and (iii) of the definition of “Eligible Receivables” contained in Appendix A to the Loan Agreement, and by substituting in lieu thereof the following:

(ii) it is unpaid for more than 120 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 150 days after the original invoice date;

(f) By adding the following new definition of “Eligible Unbilled Receivable” to the Appendix A to the Loan Agreement in proper alphabetical sequence:

“Eligible Unbilled Receivable” means an amount which, when an invoice is issued with respect thereto, will be an Eligible Receivable, and in respect of which an invoice is issued within 90 days after such amount is first included as an “Eligible Unbilled Receivable” on any Borrowing Base Certificate; provided, that, any amount which is included as an “Eligible Unbilled Receivable” on any Borrowing Base Certificate shall not also be included as an Eligible Receivable on the same Borrowing Base Certificate.

3. Ratification and Reaffirmation. Each Borrower and PLC hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such party’s covenants, duties, indebtedness and liabilities under the Loan Documents.

4. Acknowledgments and Stipulations. Each Borrower and PLC acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such

Borrower or PLC are legal, valid and binding obligations of such Borrower or PLC that are enforceable against such Borrower or PLC in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower and PLC); the security interests and liens granted by Borrowers in favor of Agent are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Revolver Loans on and as of October 18, 2004, totaled $0.

5. Representations and Warranties. Each Borrower and PLC represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of each Borrower and PLC and this Amendment has been duly executed and delivered by each Borrower and PLC; and all of the representations and warranties made by each Borrower and PLC in the Loan Agreement are true and correct on and as of the date hereof.

6. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

7. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

8. Amendment Fee; Expenses of Lender. In consideration of Agent’s and Lenders’ willingness to enter into this Amendment, Borrowers agree to pay to Agent, for the benefit of itself and Lenders, an amendment fee in the amount of $95,000 in immediately available funds on the date hereof. Additionally, Borrowers agree to pay, on demand, all costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s and Lenders’ legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

9. Effectiveness; Governing Law. This Amendment shall be effective upon the execution and delivery of this Amendment by each of the parties hereto to the other parties, whereupon the same shall be governed by and construed in accordance with the internal laws of the State of New York (including N.Y. Gen. Obligs. Section 5-1401).

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. No Novation, etc.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

12. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

13. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

14. Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower and PLC hereby releases, acquits and forever discharges Agent, each Lender, and all officers, directors, agents, employees, successors and assigns of Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Borrowers and PLC represent and warrant to Agent and Lenders that neither Borrower nor PLC has transferred or assigned to any Person any claim that either Borrower or PLC ever had or claimed to have against Agent or any Lender.

15. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

DANKA OFFICE IMAGING COMPANY

By:	/s/ Keith J. Nelsen
Title:	General Counsel

DANKA HOLDING COMPANY

By:	/s/ Keith J. Nelsen
Title:	General Counsel

DANKA BUSINESS SYSTEMS PLC

By:	/s/ Keith J. Nelsen
Title:	General Counsel

FLEET CAPITAL CORPORATION, as Agent and sole Lender

By:	/s/ Ashley Cone
Title:	Vice President

CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of the Obligations of Borrowers at any time owing to Agent and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Second Amendment to Loan and Security Agreement; (ii) consents to Borrower’s and PLC’s execution and delivery thereof; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Second Amendment to Loan and Security Agreement.

AMERICAN BUSINESS CREDIT CORPORATION
CORPORATE CONSULTING GROUP, INC.
HERMAN ENTERPRISES OF SOUTH FLORIDA, INC.
DANKA IMAGING DISTRIBUTION, INC.
DANKA MANAGEMENT COMPANY, INC.
DANKA MANAGEMENT II COMPANY, INC.
D.I. INVESTMENT MANAGEMENT, INC.
QUALITY BUSINESS, INC.

By:	/s/ Keith J. Nelsen
Title:	General Counsel

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